MONMOUTH REAL ESTATE INVESTMENT CORPORATION

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:       The title of the document being corrected hereby is Articles Supplementary (the “Articles”).

SECOND:       The sole party to the Articles is Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Corporation”).

THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on June 1, 2012, at 2:00 p.m.

FOURTH: The provision of the Articles which is to be corrected hereby is set forth below.

1. The definition of “Series B Record Date” in Section 2 of the Articles currently reads as follows:

“Series B Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 30 nor fewer than 10 days prior to the applicable Series B Payment Date.

2. The definition of “Series B Record Date” in Section 2 of the Articles, as corrected hereby, shall read as follows:

“Series B Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 31 nor fewer than 10 days prior to the applicable Series B Payment Date.

FIFTH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary as of the 7th day of March, 2017.

ATTEST:		MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Michael Prashad	By:	/s/ Michael P. Landy
Name:	Michael Prashad	Name:	Michael P. Landy
Title:	Secretary	Title:	Chief Executive Officer and President

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